Exhibit 99.1
Alphabet Announces Fourth Quarter and Fiscal Year 2025 Results
MOUNTAIN VIEW, Calif. – February 4, 2026 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended December 31, 2025.
•Consolidated Alphabet revenues increased 18%, or 17% in constant currency, to $113.8 billion, reflecting strong momentum across the business and acceleration in growth in both Google Services and Google Cloud.
•Google Services revenues increased 14% to $95.9 billion, led by 17% growth in Google Search & other, 17% in Google subscriptions, platforms, and devices, and 9% in YouTube ads.
•YouTube revenue across ads and subscriptions exceeded $60 billion for the full year 2025.
•Google Cloud saw a continued increase in customer demand as revenues increased 48% to $17.7 billion, led by an increase in Google Cloud Platform (GCP) across enterprise AI Infrastructure and enterprise AI Solutions, as well as core GCP products.
•Consolidated Alphabet operating income increased 16% and operating margin was 31.6%. Operating income included a $2.1 billion employee compensation charge for Waymo.
•Net income increased 30% and EPS increased 31% to $2.82.
Sundar Pichai, CEO of Alphabet and Google, said: “It was a tremendous quarter for Alphabet and annual revenues exceeded $400 billion for the first time. The launch of Gemini 3 was a major milestone and we have great momentum. Our first party models, like Gemini, now process over 10 billion tokens per minute via direct API use by our customers, and the Gemini App has grown to over 750 million monthly active users. Search saw more usage than ever before, with AI continuing to drive an expansionary moment.
We continue to drive strong growth across the business. YouTube’s annual revenues surpassed $60 billion across ads and subscriptions; we now have over 325 million paid subscriptions across consumer services, led by strong adoption for Google One and YouTube Premium. And Google Cloud ended 2025 at an annual run rate of over $70 billion, representing a wide breadth of customers, driven by demand for AI products.
We’re seeing our AI investments and infrastructure drive revenue and growth across the board. To meet customer demand and capitalize on the growing opportunities we have ahead of us, our 2026 CapEx investments are anticipated to be in the range of $175 to $185 billion.”
Q4 2025 Financial Highlights
The following table summarizes our consolidated financial results for the quarter and fiscal year ended December 31, 2024 and 2025 (in millions, except for per share information and percentages).

	Quarter Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
	(unaudited)			(unaudited)
Revenues	$96,469	$113,828	$350,018	$402,836
Change in revenues year over year	12%	18%	14%	15%
Change in constant currency revenues year over year(1)	12%	17%	15%	15%

Operating income	$30,972	$35,934	$112,390	$129,039
Operating margin	32%	32%	32%	32%

Other income (expense), net	$1,271	$3,183	$7,425	$29,787

Net income	$26,536	$34,455	$100,118	$132,170
Diluted net income per share	$2.15	$2.82	$8.04	$10.81

(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.
Q4 2025 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended December 31,
	2024	2025
Google Search & other	$54,034	$63,073
YouTube ads	10,473	11,383
Google Network	7,954	7,828
Google advertising	72,461	82,284
Google subscriptions, platforms, and devices	11,633	13,578
Google Services total	84,094	95,862
Google Cloud	11,955	17,664
Other Bets	400	370
Hedging gains (losses)	20	(68)
Total revenues	$96,469	$113,828

Total TAC	$14,848	$16,597

Number of employees	183,323	190,820
Segment Operating Results

	Quarter Ended December 31,
	2024	2025
Operating income (loss):
Google Services	$32,836	$40,132
Google Cloud	2,093	$5,313
Other Bets	(1,174)	$(3,617)
Alphabet-level activities(1)	(2,783)	$(5,894)
Total income from operations	$30,972	$35,934
(1)Alphabet-level activities primarily reflect expenses related to our shared AI research and development.
Additional Information Relating to the Quarter Ended December 31, 2025 (unaudited)
Issuance of Senior Unsecured Notes
In November 2025, Alphabet issued senior unsecured notes for net proceeds of $24.8 billion to be used for general corporate purposes.
Waymo
In February 2026, Waymo announced an investment round of $16.0 billion, the significant majority of which was funded by Alphabet. For the quarter ended December 31, 2025, we recognized a $2.1 billion employee compensation charge, primarily reflected in research and development expenses, based on estimated stock valuation.
Dividend Program
Alphabet’s Board of Directors declared a quarterly cash dividend of $0.21 payable on March 16, 2026 to stockholders of record for each of the Company’s Class A, Class B, and Class C shares as of March 9, 2026.

Webcast and Conference Call Information
A live audio webcast of our fourth quarter 2025 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=mIK5-yi7a-c. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of February 4, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31,
	2024	2025
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,466	$30,708
Marketable securities	72,191	96,135
Total cash, cash equivalents, and marketable securities	95,657	126,843
Accounts receivable, net	52,340	62,886
Other current assets	15,714	16,309
Total current assets	163,711	206,038
Non-marketable securities	37,982	68,687
Deferred income taxes	17,180	9,113
Property and equipment, net	171,036	246,597
Operating lease assets	13,588	15,221
Goodwill	31,885	33,380
Other non-current assets	14,874	16,245
Total assets	$450,256	$595,281
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,987	$12,200
Accrued compensation and benefits	15,069	17,546
Accrued expenses and other current liabilities	51,228	55,557
Accrued revenue share	9,802	10,864
Deferred revenue	5,036	6,578
Total current liabilities	89,122	102,745
Long-term debt	10,883	46,547
Income taxes payable, non-current	8,782	9,531
Operating lease liabilities	11,691	12,744
Other long-term liabilities	4,694	8,449
Total liabilities	125,172	180,016
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,211 (Class A 5,835, Class B 861, Class C 5,515) and 12,088 (Class A 5,822, Class B 837, Class C 5,429) shares issued and outstanding	84,800	93,126
Accumulated other comprehensive income (loss)	(4,800)	(1,916)
Retained earnings	245,084	324,055
Total stockholders’ equity	325,084	415,265
Total liabilities and stockholders’ equity	$450,256	$595,281

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
	(unaudited)			(unaudited)
Revenues	$96,469	$113,828	$350,018	$402,836
Costs and expenses:
Cost of revenues	40,613	45,766	146,306	162,535
Research and development	13,116	18,572	49,326	61,087
Sales and marketing	7,363	8,215	27,808	28,693
General and administrative	4,405	5,341	14,188	21,482
Total costs and expenses	65,497	77,894	237,628	273,797
Income from operations	30,972	35,934	112,390	129,039
Other income (expense), net	1,271	3,183	7,425	29,787
Income before income taxes	32,243	39,117	119,815	158,826
Provision for income taxes	5,707	4,662	19,697	26,656
Net income	$26,536	$34,455	$100,118	$132,170

Basic net income per share	$2.17	$2.85	$8.13	$10.91
Diluted net income per share	$2.15	$2.82	$8.04	$10.81
Number of shares used in basic net income per share calculation	12,228	12,073	12,319	12,116
Number of shares used in diluted net income per share calculation	12,348	12,228	12,447	12,230

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
	(unaudited)			(unaudited)
Operating activities
Net income	$26,536	$34,455	$100,118	$132,170
Adjustments:
Depreciation of property and equipment	4,205	6,040	15,311	21,136
Stock-based compensation expense	5,810	7,071	22,785	24,953
Deferred income taxes	(1,448)	1,218	(5,257)	8,348
Loss (gain) on debt and equity securities, net	67	(2,354)	(2,671)	(24,620)
Other	827	1,265	3,419	2,108
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(4,570)	(4,943)	(5,891)	(8,779)
Income taxes, net	379	66	(2,418)	(3,226)
Other assets	937	(482)	(1,397)	(4,542)
Accounts payable	401	227	359	907
Accrued expenses and other liabilities	5,205	7,937	(1,161)	12,939
Accrued revenue share	581	799	1,059	899
Deferred revenue	183	1,103	1,043	2,420
Net cash provided by operating activities	39,113	52,402	125,299	164,713
Investing activities
Purchases of property and equipment	(14,276)	(27,851)	(52,535)	(91,447)
Purchases of marketable securities	(21,645)	(42,939)	(86,679)	(103,773)
Maturities and sales of marketable securities	21,649	21,939	103,428	83,240
Purchases of non-marketable securities	(1,800)	(2,404)	(5,034)	(5,716)
Maturities and sales of non-marketable securities	150	171	882	1,367
Acquisitions, net of cash acquired, and purchases of intangible assets	(91)	(167)	(2,931)	(1,592)
Other investing activities	(167)	(525)	(2,667)	(2,370)
Net cash used in investing activities	(16,180)	(51,776)	(45,536)	(120,291)
Financing activities
Net payments related to stock-based award activities	(3,049)	(5,166)	(12,190)	(14,167)
Repurchases of stock	(15,551)	(5,499)	(62,222)	(45,709)
Dividend payments	(2,442)	(2,536)	(7,363)	(10,049)
Proceeds from issuance of debt, net of costs	4,895	26,562	13,589	64,564
Repayments of debt	(3,750)	(6,333)	(12,701)	(32,427)
Proceeds from sale of interest in consolidated entities, net	861	0	1,154	400
Net cash provided by (used in) financing activities	(19,036)	7,028	(79,733)	(37,388)
Effect of exchange rate changes on cash and cash equivalents	(390)	(36)	(612)	208
Net increase (decrease) in cash and cash equivalents	3,507	7,618	(582)	7,242
Cash and cash equivalents at beginning of period	19,959	23,090	24,048	23,466
Cash and cash equivalents at end of period	$23,466	$30,708	$23,466	$30,708

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended December 31,
	2024	2025
Revenues:
Google Services	$84,094	$95,862
Google Cloud	11,955	17,664
Other Bets	400	370
Hedging gains (losses)	20	(68)
Total revenues	$96,469	$113,828
Operating income (loss):
Google Services	$32,836	$40,132
Google Cloud	2,093	5,313
Other Bets	(1,174)	(3,617)
Alphabet-level activities	(2,783)	(5,894)
Total income from operations	$30,972	$35,934
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.
•Google Cloud includes infrastructure and platform services, applications, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of autonomous transportation services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include:
•certain AI-focused shared research and development activities, including employee compensation expenses and technical infrastructure usage costs associated with the development of our general AI models;
•corporate initiatives such as our philanthropic activities; and
•corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements.
Charges associated with employee severance and office space reductions are also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended December 31,
	2024	2025
Interest income	$1,088	$1,210
Interest expense	(53)	(298)
Foreign currency exchange gain (loss), net	(21)	(64)
Gain (loss) on debt securities, net	(431)	51
Gain (loss) on equity securities, net(1)	364	2,302
Income (loss) and impairment from equity method investments, net	(87)	(86)
Other	411	68
Other income (expense), net	$1,271	$3,183
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q4 2025, the net effect of the gain on equity securities of $2.3 billion increased the provision for income tax, net income, and diluted net income per share by $483 million, $1.8 billion, and $0.15, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.

Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow for the current quarter and trailing twelve months (“TTM”) because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

	Quarter Ended				TTM
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q4 2025
Net cash provided by operating activities	$36,150	$27,747	$48,414	$52,402	$164,713
Less: purchases of property and equipment	(17,197)	(22,446)	(23,953)	(27,851)	(91,447)
Free cash flow	$18,953	$5,301	$24,461	$24,551	$73,266
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
TTM free cash flow: We define trailing twelve months free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended December 31, 2024 to the Quarter Ended December 31, 2025

			Quarter Ended December 31, 2025
					% Change from Prior Period
	Quarter Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
United States	$47,375	$55,444	$0	$55,444	17%		0%	17%
EMEA	28,184	33,056	1,438	31,618	17%		5%	12%
APAC	15,156	18,527	(176)	18,703	22%		(1)%	23%
Other Americas	5,734	6,869	69	6,800	20%		1%	19%
Revenues, excluding hedging effect	96,449	113,896	1,331	112,565	18%		1%	17%
Hedging gains (losses)	20	(68)
Total revenues(1)	$96,469	$113,828		$112,565	18%	0%	1%	17%
(1)Total constant currency revenues of $112.6 billion for the quarter ended December 31, 2025 increased $16.1 billion compared to $96.4 billion in revenues, excluding hedging effect, for the quarter ended December 31, 2024.
Comparison from the Quarter Ended September 30, 2025 to the Quarter Ended December 31, 2025

			Quarter Ended December 31, 2025
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	September 30, 2025	December 31, 2025
United States	$48,758	$55,444	$0	$55,444	14%		0%	14%
EMEA	29,911	33,056	(51)	33,107	11%		0%	11%
APAC	17,819	18,527	(236)	18,763	4%		(1)%	5%
Other Americas	6,065	6,869	30	6,839	13%		0%	13%
Revenues, excluding hedging effect	102,553	113,896	(257)	114,153	11%		0%	11%
Hedging gains (losses)	(207)	(68)
Total revenues(1)	$102,346	$113,828		$114,153	11%	0%	0%	11%
(1)Total constant currency revenues of $114.2 billion for the quarter ended December 31, 2025 increased $11.6 billion compared to $102.6 billion in revenues, excluding hedging effect, for the quarter ended September 30, 2025.

Comparison from the Year Ended December 31, 2024 to the Year Ended December 31, 2025

			Year Ended December 31, 2025
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
United States	$170,447	$194,229	$0	$194,229	14%		0%	14%
EMEA	102,127	$117,152	2,755	114,397	15%		3%	12%
APAC	56,815	67,680	(314)	67,994	19%		(1)%	20%
Other Americas	20,418	23,902	(834)	24,736	17%		(4)%	21%
Revenues, excluding hedging effect	349,807	402,963	1,607	401,356	15%		0%	15%
Hedging gains (losses)	211	(127)
Total revenues(1)	$350,018	$402,836		$401,356	15%	0%	0%	15%
(1)Total constant currency revenues of $401.4 billion for the year ended December 31, 2025 increased $51.5 billion compared to $349.8 billion in revenues, excluding hedging effect for the year ended December 31, 2024.
Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended December 31, 2023 to the Quarter Ended December 31, 2024

			Quarter Ended December 31, 2024
	Quarter Ended December 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
Revenues excluding hedging effect	$86,160	$96,449	$(265)	$96,714	12%		0%	12%
Hedging gains (losses)	$150	$20
Total revenues	$86,310	$96,469		$96,714	12%	0%	0%	12%
Total Revenues — Prior Year Comparative Periods
Comparison from the Year Ended December 31, 2023 to the Year Ended December 31, 2024

			Year Ended December 31, 2024
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
Revenues excluding hedging effect	$307,158	$349,807	$(2,936)	$352,743	14%		(1)%	15%
Hedging gains (losses)	$236	$211
Total revenues	$307,394	$350,018		$352,743	14%	0%	(1)%	15%